PROXY CARD

                          THE SEIBELS BRUCE GROUP, INC.

                                  P. O. Box One
                         Columbia, South Carolina 29201


          Proxy Solicitation on Behalf of the Board of Directors of the Company for the Special Annual Meeting of Shareholders on March 20, 1996

The undersigned hereby appoints Ernst N. Csiszar and John A. Weitzel and each or either of them, as proxies, with full power of substitution, to vote all shares of the Common Stock of The Seibels Bruce Group, Inc. which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on March 20, 1996 and at any adjournment thereof, upon the items described in the Proxy Statement. The undersigned acknowledges receipt of notice of the Meeting and of the Proxy Statement.

                               [PROXY CARD FRONT]

 X Please mark for your votes as in this example.


FOR
AGAINST
ABSTAIN

1.       To increase the
         authorized Common Stock
         from 25,000,000 to
         50,000,000 and to amend
         the Articles of
         Incorporation
         accordingly.
____
_____
____

2.       To approve the issuance
         of 6,250,000 Purchasers
         Shares and 6,250,000
         Option Shares
____
____
____

3.       To grant full and
         unlimited voting rights
         to all 12,500,000 shares
         to be purchased by the
         Purchasers.
____
____
____

4.       To adopt the 1995 Stock
         Option Plan for Non-
         Employee Directors.
____
____
____

5.       To adopt the 1996
         Employee Stock Option
         Plan.
____
____
____

6.       To adopt the 1995 stock
         Option Plan for
         Independent Agents.
____
____
____







Proxies will be voted in accordance with any instructions indicated above. If no specification is made the Proxy will be voted FOR the Proposals. This Proxy is revocable any time prior to its use. The Board of Directors recommends a vote FOR all proposals.


SIGNATURE__________________________________DATE_____________
NOTE: Signatures should agree with name on stock, as shown hereon. Officers, fiduciaries, etc. should so indicate. When shares are held in the names of more than one person, each person should sign the proxy.


SIGNATURE________________________________DATE_____________


                            (PROXY CARD REVERSE SIDE)




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